Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Tyco International Announces Preliminary Results of Merger Consideration Elections by Brinks Home Security Shareholders

SCHAFFHAUSEN, Switzerland — May 10, 2010 - Tyco International Ltd. (NYSE: TYC) (“Tyco”) announced today the preliminary results of the merger consideration elections made by shareholders of Brink’s Home Security Holdings, Inc. (NYSE: CFL) (“BHS”) as to the form of merger consideration they wish to receive in connection with the acquisition of BHS by Tyco.  Tyco anticipates closing the acquisition on May 14, 2010, assuming that BHS shareholders approve the transaction at a special meeting scheduled for May 12, 2010.

Based on available information, as of the election deadline of 5:00 p.m. New York Time on May 7, 2010, the preliminary results of election are as follows:

•                  All Cash Elections: Elections to receive 100% cash for each share of BHS common stock were made with respect to approximately 37,268,906 shares of BHS common stock (approximately 81.2% of the outstanding shares of BHS common stock);

•                  All Stock Elections: Elections to receive 100% of Tyco common stock for each share of BHS common stock were made with respect to approximately 1,176,135 shares of BHS common stock (approximately 2.6% of the outstanding shares of BHS common stock);

•                  Mixed Elections: Elections to receive a combination of cash and Tyco common stock for each share of BHS common stock were made with respect to approximately 1,862,189 shares of BHS common stock (approximately 4.1% of the outstanding shares of BHS common stock); and

•                  Non-Elections: No election was made with respect to approximately 5,565,250 shares of BHS common stock (approximately 12.1% of the outstanding shares of BHS common stock).  BHS shares with respect to which no election was made will be treated as Mixed Election shares.

Under the terms of the merger agreement, for each share of BHS common stock, BHS shareholders had the option to elect to receive: (1) $42.50 in cash, subject to proration if the elections resulted in total cash consideration exceeding approximately 30% of the total merger consideration (as described below); (2) a combination of $12.75 in cash and a fraction of a Tyco share equal to $29.75 divided by $38.81, which is the volume-weighted average price of Tyco’s stock during the 10 consecutive trading days ending on May 7, 2010 (the “10-Day VWAP”), subject to a collar between $32.97 and $40.29; or (3) Tyco shares equal to $42.50 divided by the 10-Day VWAP, subject to the same collar described in (2).  In the event that the aggregate amount of cash elected by BHS shareholders in the merger exceeds, in the aggregate, approximately $584.5 million (or approximately 30% of the total consideration to be paid to BHS shareholders) (the “Available Cash Amount”), BHS shareholders making all-cash elections would be subject to proration such that they would receive a mix of cash and Tyco shares for their shares of BHS common stock in amounts that would allow the overall cash consideration to be paid by Tyco to be capped at the Available Cash Amount.

Based on the preliminary information above and the terms of the merger agreement, and assuming for purposes of these calculations that the number of issued and outstanding shares of BHS common stock immediately prior to the merger equals the number of shares outstanding on the closing date of the merger:

•                  BHS shareholders who made valid all-cash elections will receive, for each share subject to such election, $13.15 in cash and 0.7562 shares of Tyco common stock, with the number of Tyco shares to be received being determined by subtracting $13.15 from $42.50 and dividing the result by the 10-Day VWAP of $38.81;

•                  BHS shareholders who made valid elections to receive all stock consideration will receive, for each share subject to such election, 1.0951 Tyco shares, with the number of Tyco shares to be received being determined by dividing $42.50 by the 10-Day VWAP of $38.81;

•                  BHS shareholders electing mixed cash and stock consideration, and shareholders that failed to make an election, will receive, for each share subject to such election, $12.75 in cash and 0.7666 Tyco shares, with the number of Tyco shares to be received being determined by dividing $29.75 by the 10-day VWAP of $38.81.

The final results of the merger consideration elections are expected to be announced on May 14, 2010. Pursuant to the merger agreement between Tyco and BHS, fractional shares of Tyco common stock will not be issued. In lieu thereof, BHS shareholders will receive cash for their fractional share interests in accordance with the terms of the merger agreement.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2009 revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

IMPORTANT ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction involving Tyco and BHS will be submitted to the shareholders of BHS for their consideration at a special meeting of shareholders scheduled for May 12, 2010. In connection with the proposed merger, Tyco has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of BHS that also constitutes a prospectus of Tyco. The definitive proxy statement/prospectus was mailed to shareholders of BHS on or about April 8, 2010.

INVESTORS AND SECURITY HOLDERS OF BHS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Tyco and BHS through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC can also be obtained, with respect to Tyco, by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s Investor Relations website at http://investors.tyco.com/, under the heading “Investor Relations” and then under the heading “SEC Filings” or, with respect to BHS, by directing a request to Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at BHS’s Investor Relations website at http://www.investors.brinkshomesecurity.com.

PARTICIPANTS IN THE SOLICITATION

Tyco, BHS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on January 15, 2010. Information regarding BHS directors and executive officers is set forth in BHS Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 24, 2010, as amended by amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 4, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials that has been filed with the SEC.

SAFE HARBOR

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties, including risks and uncertainties related to the benefits from, or completion of, the proposed merger transaction. Such risks and uncertainties, include, but are not limited to: failure to satisfy any of the conditions to the proposed merger transaction, adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed merger transaction, failure to realize the expected benefits of the proposed merger transaction, negative effects of announcement or consummation of the proposed merger transaction on the market price of our common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the proposed merger transaction; unanticipated expenses such as litigation or legal settlement expenses, and tax law changes. Actual results could differ materially. For further information regarding risks and uncertainties associated with Tyco’s and BHS’s businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s and BHS’s respective SEC filings, including, but not limited to, their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained, with respect to Tyco, by contacting Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings” and with respect to BHS, by contacting Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at BHS’s Investor Relations website at: http://www.investors.brinkshomesecurity.com. Neither Tyco nor BHS undertake any duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

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